ABERCROMBIE & FITCH CO. APPOINTS KERRII B. ANDERSON AS DIRECTOR

New Albany, Ohio, February 27, 2018: Abercrombie & Fitch Co. (NYSE: ANF) today announced the election of Kerrii B. Anderson as a director, effective February 23. Ms. Anderson will serve as a member of the Audit and Finance Committee of the Board. With Ms. Anderson’s election, Abercrombie & Fitch Co.’s Board expands to ten directors, four of whom are female.

Ms. Anderson, 60, most recently served as president, chief executive officer and a member of the board of directors of Wendy’s International Inc., now The Wendy’s Company, during a transformative time at that company, where she developed a strategic vision and plan for the Wendy’s brand. Prior to serving as its CEO, Ms. Anderson served as executive vice president and chief financial officer. Prior to her positions at Wendy’s, Anderson spent the majority of her career with M/I Schottenstein Homes Inc., now M/I Homes Inc., one of the nation’s leading homebuilders, where she served as senior vice president and chief financial officer.

Ms. Anderson currently serves as a director of Worthington Industries and is a member of its Compensation Committee and Audit Committee. She also serves as a director of Laboratory Corporation of America Holdings, and is Chair of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Anderson serves in the following capacities with non-profit entities: The Columbus Foundation - Finance Committee; OhioHealth - member of its Board of Directors and Chair of its Finance and Audit Committee; and Elon University - Chair of the Board of Trustees and Audit Committee member. Ms. Anderson received a Bachelor of Arts degree in business administration with a minor in accounting and economics from Elon University and earned her MBA at the Fuqua School of Business at Duke University.

Commenting on the election, Abercrombie & Fitch Co. Chairman of the Board, Terry Burman, said, “With Kerrii’s impressive leadership track record, deep expertise in finance, operations and strategy, and significant consumer-facing public company management and board experience, she will bring a fresh perspective to our Board. We are excited to welcome Kerrii to A&F and look forward to working together as we continue to drive the Company and its brands forward.”

“I am honored to join the Board of Directors of this storied company. I look forward to working together with Fran, Terry, and the rest of the Board and the management team, at this exciting time in the Company’s evolution,” commented Ms. Anderson.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F's Annual Report on Form 10-K for the fiscal year ended January 28, 2017 and in A&F's subsequently filed quarterly reports on Form 10-Q, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for Fiscal 2017 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; direct-to-consumer sales channels are a significant component of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations; our ability to conduct business in international markets may be adversely affected by legal, regulatory, political and economic risks; our inability to successfully implement our strategic plans could have a negative impact on our growth and profitability; our failure to protect our reputation could have a material adverse effect on our brands; our business could suffer if our information technology systems are disrupted or cease to operate effectively; we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; changes in the cost, availability and quality of raw materials, labor, transportation and trade relations could cause manufacturing delays and increase our costs; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; our reliance on DCs makes us susceptible to disruptions or adverse conditions affecting our supply chain; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and, compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

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About Abercrombie & Fitch Co.

Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for Men, Women and Kids through three renowned brands. For 125 years, the iconic Abercrombie & Fitch brand has outfitted innovators, explorers and entrepreneurs. Today, the brand reflects the updated attitude of the 21 to 24-year old customer, while remaining true to its heritage of creating expertly crafted products with an effortless, American style. The Hollister brand epitomizes the liberating and carefree spirit of the endless California summer for the teen market. abercrombie kids creates smart, playful apparel for children ages 5-14, celebrating the wide-eyed wonder of childhood.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The Company operates approximately 870 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com and www.hollisterco.com.

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Abercrombie & Fitch	Abercrombie & Fitch
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